APPLIED MATERIALS, INC.
        1985 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                (as amended to December 8, 1993)

                            ARTICLE I
                             GENERAL
          1.   PURPOSE.
          This 1985 Stock Option Plan for Non-Employee Directors (the "Plan") is intended to attract and retain the services of experienced and knowledgeable independent directors of Applied Materials, Inc., a California corporation (the "Company"), for the benefit of the Company and its shareholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its shareholders.
          2.   ADMINISTRATION.
          The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.
          The interpretation and construction by the Board of any provisions of the Plan or of any option granted under it shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.
          3.   ELIGIBILITY.
          Only directors who are not employees of the Company or any subsidiary are eligible participants in the Plan. Each such person who shall have been elected or appointed a director of the Company shall automatically be granted options to purchase
20,000 shares of the Company's Common Stock (the "Appointment Grant") (subject to further adjustment as provided in Article III hereof) on the date that any such person is for the first time either appointed by the Board of Directors or elected by the shareholders of the Company to the Board of Directors.
          In addition, each such director of the Company shall automatically be granted options to purchase 6,0001/ shares of the Company's Common Stock (subject to further adjustment as provided in Article III hereof) on the last business day of fiscal years 1986 through and including 1994, provided, that such automatic option grants shall only be made if the recipient director (i) is not otherwise an employee of the Company or any subsidiary on the date of grant, (ii) has not been an employee of the Company or any subsidiary for all or any part of the preceding fiscal year, and (iii) has served on the Board of Directors for the entire preceding fiscal year.
          The dates on which options are granted hereunder are referred to herein as the "Grant Date."
          In the event that the number of shares of the Company's Common Stock subject to future grants under the Plan is insufficient to make all automatic grants required to be made on the Grant Date, then all non-employee directors entitled to a grant on such date shall share ratably in the number of options on shares of the Company's Common Stock available for grant under the Plan.
          4.   SHARES OF STOCK SUBJECT TO THE PLAN.
          The shares that may be issued under the Plan shall be authorized and unissued or reacquired shares of the Company's common stock (the "Common Stock"). The aggregate number of shares which may be issued under the Plan shall not exceed 800,000 shares of Common Stock, unless an adjustment is required in accordance with Article III.
          5.   AMENDMENT OF THE PLAN.
          The Board of Directors may, insofar as permitted by law, from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted under the Plan without the consent of the person to whom such option was granted. In addition, without further shareholder approval, no such amendment shall increase the number of shares subject to the Plan (except as authorized by Article III), increase the number of shares for which an option may be granted to any optionee (except as authorized by Article III), change the designation in
Section 3 of Article I of the class of persons eligible to receive options under the Plan, provide for the grant of options having an option price per share less than fair market value (as defined in Section 11 of this Article I) on the date of grant, extend the term during which options may be exercised, extend the final date upon which options under the Plan may be granted, or otherwise amend the Plan in a way that would require shareholder approval under Rule 16b-3.
          The Company's shareholders shall approve amendments by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting (with the shares held by the interested director or directors not being entitled to vote thereon), or any adjournment thereof, duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated.
          6.   APPROVAL OF SHAREHOLDERS.
          The Plan is effective September 5, 1985, subject to approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at the next annual meeting of shareholders (with the shares held by the interested director or directors not being entitled to vote thereon), or any adjournment thereof, duly held in accordance with California law. No option granted hereunder may become exercisable unless and until such approval is obtained.
          7.   TERM OF PLAN.
          Options may be granted under the Plan until October 30, 1994, the date of termination of the Plan. Notwithstanding the foregoing, each option granted under the Plan shall remain in effect until such option has been satisfied by the issuance of shares or terminated in accordance with its terms and the terms of the Plan.
          8.   RESTRICTIONS.
          All options granted under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.
          9.   NONASSIGNABILITY.
          No option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him, and no other person shall acquire any rights therein.
          10.  WITHHOLDING TAXES.
          Whenever shares of Common Stock are to be issued under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.
          11.  DEFINITION OF "FAIR MARKET VALUE".
          For the purposes of this Plan, the term "fair market value," when used in reference to the date of grant of an option or the date of surrender of Common Stock in payment for the purchase of shares pursuant to the exercise of an option, as the case may be, shall be the last reported sale price in the NASDAQ National Market System on such date as published in The Wall Street Journal or, if no report is available for such date, the next preceding date for which a report is available.
                           ARTICLE II
                          STOCK OPTIONS
          1.   AWARD OF STOCK OPTIONS.
          Awards of stock options shall be made under the Plan under all the terms and conditions contained herein. Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company and by the director to whom such option is granted, which option agreements may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan. Any option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.
          2. TERM OF OPTIONS AND EFFECT OF TERMINATION. Notwithstanding any other provision of the Plan, no option granted under the Plan shall be exercisable after the expiration of five years from the date of its grant.
          In the event that any outstanding option under the Plan expires by reason of lapse of time or otherwise is terminated for any reason, then the shares of Common Stock subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan.
          3.   TERMS AND CONDITIONS OF OPTIONS.
          Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board shall from time to time determine, which agreements shall comply with the following terms and conditions.
               A.   Number of Shares
               Each option agreement shall state the number of shares to which the option pertains.
               B.   Option Price
               Each option agreement shall state the option price per share (or the method by which such price shall be computed), which shall be equal to 100% of the fair market value of a share of the Common Stock on the date such option is granted.
               C.   Medium and Time of Payment
               The option price shall be payable upon the exercise of an option in the legal tender of the United States or in shares of the Common Stock or in a combination of such legal tender and such shares. Upon receipt of payment, the Company shall deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the shares of Common Stock to which the option pertains.
               D.   Exercise of Options
               Options granted to directors other than the Appointment Grant shall become exercisable in installments to the extent of one-fourth, excluding fractional shares, of the shares covered by the option on the date one year after the Grant Date, an additional one-fourth, excluding fractional shares, of the shares covered by the option on the date two years after the Grant Date, an additional one-fourth, excluding fractional shares, of the shares covered by the option on the date three years after the Grant Date, and the remaining shares covered by the option on the date four years after the Grant Date.
               Options granted pursuant to the Appointment Grant shall become exercisable with respect to 6,000 shares on the date one year after the Grant Date; an additional 5,5003/ shares on the date two years after the Grant Date; an additional 5,0003/ shares on the date three years after the Grant Date; and the final 3,5003/ shares on the date four years after the Grant Date.
               To the extent that an option has become
exercisable and subject to the restrictions and limitations set forth in this Plan and any option agreement, it may be exercised in whole or such lesser amount as may be authorized by the option agreement, provided, however, that no option shall be exercised for fewer than ten shares. If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as provided herein.
               E.   Termination of Directorship Except by Death
               In the event that an optionee shall cease to be a director of the Company for any reason other than his death, his option shall be exercisable, to the extent it was exercisable at the date he ceased to be a director, for a period of seven months after such date, and shall then terminate. Such option may be exercised at any time within such seven-month period and prior to the date on which the option expires by its terms.
               F.   Death of Optionee and Transfer of Option
               If an optionee dies while a director of the Company, or within the seven-month period after termination of such status during which he is permitted to exercise an option in accordance with Subsection 3(E) of this Article II, such option may be exercised at any time within one year after the optionee's death, but only to the extent the option was exercisable at the time of death. Such option may be exercised at any time within such one year period and prior to the date on which the option expires by its terms. During such period, such option may be exercised by any person or persons designated by the optionee on a Beneficiary Designation Form adopted by the Board for such purpose, or, if there is no effective Beneficiary Designation Form on file with the Board, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his will or the applicable law of descent and distribution.
                           ARTICLE III
              RECAPITALIZATIONS AND REORGANIZATIONS
          The number of shares of Common Stock covered by the Plan, the number of shares and price per share of each outstanding option, and the number of shares subject to each grant provided for in Article I, Section 3 hereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company.
          If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that option would have been entitled. A dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided that, in the event such dissolution, liquidation, merger or consolidation will cause outstanding options to terminate, each optionee shall have the right immediately prior to such dissolution, liquidation, merger or consolidation to exercise his option in whole or in part without regard to any limitations on the exercisability of such option other than (i) the expiration date of the option,
(ii) the limitation set forth in Section 9 of Article I, and
(iii) the ten share limitation set forth in Section 3(D) of
Article II.
          To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.
          The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
                           ARTICLE IV
                    MISCELLANEOUS PROVISIONS
          1.   RIGHTS AS A SHAREHOLDER.
          An optionee or a transferee of an option shall have no rights as a shareholder with respect to any shares covered by an option until the date of the receipt of payment (including any amounts required by the Company pursuant to Section 10 of
Article I) by the Company. No adjustment shall be made as to any option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Article III.
          2.   PURCHASE FOR INVESTMENT.
          Unless the shares of Common Stock to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares of Common Stock covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares of Common Stock issued to him pursuant to such exercise of the option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Common Stock, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares of Common Stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.
          3.   OTHER PROVISIONS.
          The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or restrictions required by any applicable securities laws, as the Board shall deem advisable.
          4.   APPLICATION OF FUNDS.
          The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options will be used for general corporate purposes.
          5.   NO OBLIGATION TO EXERCISE OPTION.
          The granting of an option shall impose no obligation upon the optionee to exercise such option.